EXHIBIT 10.4

                           PRISM SOFTWARE CORPORATION
                           CONVERTIBLE PROMISSORY NOTE

$100,000.00                                              Lake Forest, California
                                                                  March 27, 2003

         FOR VALUE RECEIVED, the undersigned, Prism Software Corporation, a Delaware corporation ("Maker"), promises to pay to the order of the Conrad von Bibra Revocable Trust ("Payee" or "Lender"), at 1415 Milan Ave, South Pasadena, California 91030, or at such other place as the Payee may designate in writing, the principal sum of One Hundred Thousand Dollars ($100,000.00), with interest as described herein. The principal amount consists of certain advances received for Twenty Thousand Dollars ($20,000.00) on March 17, 2003, Four Thousand Dollars ($4,000.00) on March 20, 2003, Twenty-Five Thousand Dollars ($25,000.00) on March 25, 2003, and Fifty-One Thousand Dollars ($51,000.00) on March 27, 2003.

         1. TERMS OF BORROWINGS. Such Borrowings (the "Obligations") shall be on the following terms and conditions:

                  1.1 INTEREST RATE. The Obligations shall bear interest at a rate equal to eight percent (8%) per annum. Interest not paid when due shall thereafter bear like interest as the principal, but unpaid interest so compounded shall not exceed the maximum rate permitted by law.

                  1.2 TERMS OF PAYMENT. Amounts due under the Obligations shall be paid within three days after receipt of written demand for such amounts from the Lender. The Company may, at its option, prepay all or any amount owed prior to such date. Any such payment shall be credited first to interest then due and the remainder to principal unless otherwise specified by the Lender. To the extent that the Company receives funding from other parties and there are excess funds available, the Company will make a good faith effort to prepay all or a portion of the Obligations.

                  1.3. USURY LIMITATION. In no event shall the interest rate payable pursuant to this Agreement be higher than permitted by applicable law.

                  1.4 DEFAULT AND ACCELERATION. Upon the occurrence of any Event of Default (as defined below), the Obligations shall be in default and Lender shall have the right, at Lender's sole option, to declare all amounts owed under the Obligations immediately due and payable. Each of the following is an "Event of Default": (a) the failure of the Company to pay any portion of principal or interest when due, which failure is not cured within three calendar days after written notice, (b) the entry of a decree or order for relief in respect of the Company under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, trustee, or custodian of the Company or for any substantial part of the Company's property, which decree or order is not stayed or set aside within 60 days thereafter, or (c) the filing by the Company of a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the consent by the Company to the institution of proceedings thereunder or to the appointment of a receiver, trustee or custodian.

         2.   CONVERSION

                    2.1 RIGHT TO CONVERT. Lender may, from time to time, convert all or any portion of the unpaid principal balance of the Obligations, and any accrued interest, into shares of the Company's common stock ("Common Stock") at a price of $0.01 per share (the "Conversion Price"). The Conversion Price is subject to adjustment as set forth below.

                    2.2 MECHANICS OF CONVERSION. Conversion shall be effected by giving the Company written notice at its principal executive office of the election to convert (the "Conversion Notice") and by delivering any Promissory Notes issued under this Agreement to such office for endorsement by the Company to reflect the principal amount converted to shares of Common Stock. The Conversion Notice shall state the name or names of the parties to whom the certificate or certificates for shares of common stock should be issued and the address to which the certificates are to be sent. As soon as practicable thereafter, the Company shall issue and deliver to Lender at the address or addresses designated in the Conversion Notice the certificate or certificates for the number of shares of common stock to which such parties are entitled. At its election, the Company may issue fractional shares or, in lieu thereof, make a cash payment to Lender in an amount equal to the number of fractional shares to be issued multiplied by the then fair market value of one share of the Company's Common Stock as determined in good faith by the Company's Board of Directors. Conversion shall be deemed to have occurred on the close of business on the date the Conversion Notice is received by the Company.

                   2.3 CONVERSION PRICE. In order to prevent dilution of the conversion rights granted under this Agreement, the Conversion Price will be subject to adjustment from time to time as follows:

                           (i) If the Company at any time subdivides (by any
stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price will be proportionately reduced, and if the Company at any time combines (by reverse stock split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price will be proportionately increased.

                           (ii) If any capital reorganization, reclassification,
consolidation or merger or any sale of substantially all of the Company's assets (collectively, the "Corporate Transactions") is effected in such a way that the holders of Common Stock become entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition to such Corporate Transaction, lawful and adequate provision will be made whereby the Lender will thereafter have the right to acquire and receive in lieu in shares of Common Stock, such shares, securities or assets as would have been issuable to the Lender if it had converted the principal amount of this Note immediately prior to such Corporate Transaction.

                           (iii) In the event Maker issues additional shares of
Common Stock for a purchase price of less that $0.01 per share, or issues securities convertible or exercisable into Common Stock at a price of less than $0.01 per share, then the conversion price of the note shall be automatically adjusted to such lower conversion price unless waived in writing for a particular case; provided, however, that such adjustment may be waived or modified from time to time by the Lender.

        3. ATTORNEYS' FEES. In the event any judicial proceedings are instituted to enforce or interpret the rights and obligations of the Company and the Lender under this Agreement, the prevailing party in such proceeding shall be entitled to reasonable attorneys' fees and costs, as well as related costs of collection and appeal.

         4. GOVERNING LAW. This Agreement and all transactions hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of California, without regard to any choice of law or conflict of law provisions thereof.

         5. SEVERABILITY. Should any provision of this Agreement be declared or be determined by any court to be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement, and the legality, validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                     Prism Software Corporation

                                     By: /S/ E. TED DANIELS
                                         ---------------------------------------
                                         E. Ted Daniels, Chief Executive Officer